Exhibit 99.3

PUT OPTION TO SELL AGREEMENT

                This Put Option to Sell Agreement (this “Agreement”) is made and entered into on February 11, 2008 (the “Effective Date”), between GMH Communities, LP, a Delaware limited partnership (“Seller”), and Gary M. Holloway, Sr., or his nominee or designee (“Buyer”).

R E C I T A L S

                A.            Seller is a party to that certain Agreement and Plan of Merger dated February 11, 2008 by among GMH Communities Trust (the “Company”), Seller, GMH Communities, Inc., ACC Communities Operating Partnership LP, ACC Acquisition LLC (“REIT Merger Sub”) and ACC Acquisition Limited Partnership (the “Merger Agreement”) pursuant to which, among other things, REIT Merger Sub will merge with and into the Company with the Company as the surviving entity (the “Merger”);

                B.            Seller, through a subsidiary, 353 Associates, owns that certain real property commonly known as 10 Campus Boulevard, Newtown Square, Pennsylvania, as more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”);

                C.            If Seller is unable, despite using commercially reasonable efforts, to convey the Property to a third party on or prior to the Closing Date of the Merger, Buyer agrees to acquire the Property from Seller on the terms and conditions more fully set forth below.

                Accordingly, in consideration of the premises and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.             DEFINITIONS

                Unless otherwise provided in this Agreement, all capitalized terms shall have the meaning assigned to them in the Merger Agreement.

2.             OPTION TO SELL

             Seller shall have the absolute right and option to sell the Property to Buyer at the price and on the terms and conditions hereinafter set forth if Seller, despite using its commercially reasonable efforts, is unable to convey the Property to a third party on or prior to the Closing Date of the Period (the “Option Period”).

3.         PURCHASE PRICE

             The purchase price of the Property pursuant to an option arising under Section 2 shall be equal to the sum of Eight Million Dollars ($8,000,000.00) (the “Purchase Price”).

4.         EXERCISE OF THE OPTION

             If Seller has not executed an agreement of sale with a third party for the sale of the Property which is reasonably expected to close on or prior to the expiration of the Option Period, Seller shall give Buyer not less than twenty business (20) days’ prior written notice of its intent to exercise the option hereunder.  If Buyer receives such written notice, Seller and Buyer shall execute an agreement of sale in form substantially similar to the form attached to this Agreement as Exhibit “B” attached hereto and made a part hereof (the “Purchase Agreement”); provided, however, that (a) title to the Property shall be conveyed by Seller to Buyer by special warranty deed, subject to all (i) real estate taxes and special assessments not yet due and payable and (ii) easements, restrictions, covenants and conditions that were of record as of the Effective Date, excluding any mortgage liens encumbering the Property, (b) Seller and Buyer shall split, equally, any realty transfer taxes and documentary or deed stamp taxes imposed in connection with the sale and all escrow fees, and (c) Seller shall have the right to occupy the minimum square footage within the Property for a period of six (6) months following closing under the Purchase Agreement to accomplish Seller’s obligations under the Transition Services Agreement (set forth in Exhibit “E” to the Securities Purchase Agreement as such term is defined in the Merger Agreement), such square footage to be determined in good faith by Seller and Buyer in order to properly market the Property for sale to unaffiliated third parties.

5.         CLOSING

             If Seller exercises the option hereunder, the sale and purchase of Seller’s interest in the Property shall be consummated on a date selected by Seller and Buyer that is no later than one (1) business day prior to the Closing Date of the Merger.  The closing shall be conducted through an escrow established at a title insurance company (the “Escrow Agent”) selected by Buyer in accordance with the Purchase Agreement.

6.          MISCELLANEOUS

             6.1           Termination Agreement.  At Seller’s request, Buyer agrees to execute and deliver to Seller, without cost to Seller, a termination of all rights, obligations and options contained in this Agreement and a release of any interest of Buyer in the Property arising out of this Agreement, but the failure to do so shall not affect such termination.

             6.2           Assignment.  The rights, obligations and options arising under this Agreement are personal to Buyer only and may not be assigned to any third party; provided, however, that Buyer may assign its rights, obligations and options arising under this Agreement to any entity formed by Buyer or entity which is controlled by, controlling or under common control with Buyer, provided that the assignee at the time of such assignment agrees in writing to be bound by all terms and conditions contained herein which are applicable to Buyer and provided further that a copy of such instrument is given to Seller prior to the date of Closing.

             6.3           Binding Effect.  Subject to the provisions hereof regarding assignment, this Agreement shall run with the land, shall bind the real estate described herein and shall be binding upon and inure to the benefit of the Property.

             6.4           Amendment and/or Modification.  Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, amended or modified orally, or in any manner other than by an instrument in writing signed by all of the parties hereto.

             6.5           Notice.  All notices, demands and requests (collectively the “Notice”) required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given as of the date such Notice is (i) delivered to the party intended, (ii) delivered to the then current address of the party intended, or (iii) rejected at the then current address of the party intended, provided such Notice was sent prepaid.  The initial address of the parties shall be:

Seller:	GMH Communities, LP
c/o GMH Communities Trust
10 Campus Boulevard
Newtown Square, Pennsylvania 19073
Attention: Joseph M. Macchione, Executive Vice President
and General Counsel

Buyer:	Gary M. Holloway, Sr.
c/o GMH Communities Trust
10 Campus Boulevard
Newtown Square, Pennsylvania 19073

With respect to all Notices sent by either party, a copy of each Notice shall be sent to the following:

American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
Attention: William C. Bayless, Jr., President and
Chief Executive Officer

Locke Lord Bissell & Liddell LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
Attention: Bryan L. Goolsby, Esq.
Toni Weinstein, Esq.

Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
Attention: Gilbert G. Menna, Esq.
John T. Haggerty, Esq.

Reed Smith LLP
2500 One Liberty Place
1650 Market Street
Philadelphia, Pennsylvania 19103
Attention: Ajay Raju, Esq.

Upon at least ten (10) days prior written notice, each party shall have the right to change its address to any other address within the United States of America.

             6.6           Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles and provisions thereof relating to conflict or choice of laws and irrespective of the fact that any one of the parties is now or may become a resident of a different state.  Venue for any action under this Agreement shall exclusively lie in Delaware County, Pennsylvania.

             6.7           Documents.  Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

             6.8           Entire Agreement.  This Agreement (and any attached exhibits) contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein.  Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein.  There are no conditions precedents to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.

             6.9          Counterparts.  This Agreement may be signed in counterparts, any one of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.

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             IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed effective as of the day and year above referenced.

SELLER

GMH COMMUNITIES, LP, a Delaware limited partnership

By:	GMH Communities GP Trust, its general partner

	By:	/s/ Joseph M. Macchione
		Name:	Joseph M. Macchione
		Title:	Executive Vice President and General Counsel

BUYER

/s/ Gary M. Holloway, Sr.
Gary M. Holloway, Sr.